STOCK PURCHASE AGREEMENT


                                       by

                                       and

                                     between

                           EMERGING ALPHA CORPORATION,

                                       and

                       THE STOCKHOLDERS OF GAS JACK, INC.



                          Dated as of October 29, 1999


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                                   ATTACHMENTS

Appendix I -   Definitions

Exhibit A -    List of Sellers and Share Ownership

Exhibit B -    Form of Escrow Agreement

Exhibit C -    Form of Employment Agreement

Disclosure Schedules


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                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is made as of October 29, 1999, by and among (i) Emerging Alpha Corporation, a Delaware corporation ("Buyer"), and (ii) each stockholder of Gas Jack, Inc., an Oklahoma corporation (the "Company"), set forth in Exhibit A (individually, "Seller" and collectively, "Sellers").

                                    RECITALS:

     WHEREAS,  Sellers own all of the outstanding  capital stock of the Company;
and

     WHEREAS, Buyer desires to purchase from Sellers all of the Company's outstanding capital stock, and Sellers desire to sell to Buyer all of the Company's outstanding capital stock, in accordance with this Agreement's terms and conditions.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein, Buyer and each Seller agree as follows:

                                   ARTICLE 1.
                           PURCHASE AND SALE OF SHARES

     1.1 Purchase and Sale of Shares. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from each Seller, and each Seller agrees to sell to Buyer, all of the Shares such Seller owns for the consideration specified in Section 1.2.

     1.2 Purchase Price. The purchase price for the Shares is $2,700,000 (the "Purchase Price"). The Purchase Price will be allocated among Sellers in proportion to their respective holdings of Shares as set forth in Exhibit A.

     1.3 The Closing. The closing of the purchase and sale of the Shares (the "Closing") will take place at the offices of the Company at 8224 SW 3rd Street, Oklahoma City, Oklahoma, commencing at 9:00 a.m., local time, on the business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the purchase and sale of the Shares (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Buyer and the Requisite Sellers may mutually determine (the "Closing Date").

     1.4 Deliveries at the Closing. At the Closing:

          (a) Sellers will deliver to Buyer:

               (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers);


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               (ii) a certificate,  duly executed by or on behalf of each Seller and the Company, as to whether each condition specified in Sections 6.1(a)-(h) has been satisfied in all respects;

              (iii) except as contemplated by Section 1.4(a)(iv), a copy of each
                    Organization Document of the Company;

               (iv) a certificate of incorporation  and good  standing/existence of the Company certified by an appropriate authority of the Governmental Authority issuing such certificate;

               (v) secretary's certificates of each of the Sellers that is not an individual in a form reasonably acceptable to Buyer;

               (vi) opinion  of   counsel  to  Sellers  in  a  form   reasonably
                    acceptable to Buyer; and

              (vii) the resignation,  effective as of the Closing,  of Chen Ding as director of the Company;

          (b) Buyer will deliver to Sellers:

               (i) $2,200,000 in cash, via Fedwire transfer, which will be allocated among Sellers as set forth in Exhibit ------- A;

               (ii) $500,000 to be deposited into the escrow account established in accordance with the Escrow Agreement;

              (iii) a  certificate,  duly  executed  on behalf  of Buyer,  as to whether each condition specified in Section 6.2(a)-(c) has been satisfied in all respects;

               (iv) a certificate of incorporation  and good  standing/existence of Buyer certified by an appropriate authority of the Governmental Authority issuing such certificate; and

               (v)  the Employment Agreements, duly executed on behalf of Buyer.

          (c) The respective parties thereto will execute and deliver the Employment Agreements (and Sellers will cause the Company to execute and deliver the Employment Agreements.)

          (d) The parties thereto will execute and deliver the Escrow Agreement (and Sellers and Buyer will use their Best Efforts to cause the Escrow Agent to execute and deliver the Escrow Agreement).



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                                   ARTICLE 2.
                         REPRESENTATIONS AND WARRANTIES
                           CONCERNING THE TRANSACTION

     2.1 Representations and Warranties of Sellers. Each Seller hereby severally and not jointly represents and warrants to Buyer that the statements contained in this Section 2.1 as to such Seller (but not as to any other Seller) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2.1).

          (a) Status of Certain Sellers. Each Seller that is an entity is an entity duly created, formed or organized, validly existing, and in good standing under the Laws of the jurisdiction of its creation, formation, or organization. There is no pending or, to each Seller's Knowledge, Threatened, Action (or Basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of any Seller.

          (b) Power and Authority; Enforceability. Each Seller that is an entity has the power and authority to execute and deliver each Transaction Document to which such Seller is a party, and to perform and consummate the Transactions. Each Seller that is an individual has the requisite competence and authority to execute and deliver each Transaction Document to which it is a party, and to perform and to consummate the Transactions. Such Seller has taken all actions necessary to authorize the execution and delivery of each Transaction Document to which it is party, the performance of such Seller's obligations thereunder, and the consummation of the Transactions. Each Transaction Document has been duly authorized, executed, and delivered by, and is Enforceable against, such Seller.

          (c) No Violation. The execution and the delivery of the Transaction Documents by each Seller party thereto and the performance and consummation of the Transactions by such Seller will not (i) Breach any Law or Order to which such Seller is subject or, if such Seller is an entity, any provision of its Organizational Documents, (ii) Breach any Contract, Order, or Permit to which such Seller is a party or by which such Seller is bound or to which any of such Seller's assets is subject, or (iii) require any Consent.

          (d) Brokers' Fees. Such Seller has no Liability to pay any compensation to any broker, finder, or agent with respect to the Transactions for which Buyer or the Company could become directly or indirectly Liable.

          (e) Shares; Seller Information. Such Seller holds of record and owns beneficially the number of Shares as set forth next to such Seller's name in Exhibit A, free and clear of any Encumbrances (other than any restrictions under the Securities Act and state securities Laws). With respect to such Seller, Exhibit A also sets forth the address, state of residence and federal tax identification number (or social security number, as applicable) of such Seller as of the date hereof. Such Seller is not a party to any Contract that could require such Seller to sell, transfer, or otherwise dispose of any



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     capital stock of the Company  (other than this  Agreement).  Such Seller is not a party to any Contract with respect to any capital stock of the Company.

     2.2 Representations and Warranties of Buyer. Buyer represents and warrants to Sellers that the statements contained in this Section 2.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2.2).

          (a) Entity Status. Buyer is an entity duly created, formed or organized, validly existing and in good standing under the Laws of Delaware. There is no pending or, to Buyer's Knowledge, Threatened, Action (or Basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of Buyer.

          (b) Power and Authority; Enforceability. Buyer has the relevant entity power and authority to execute and deliver each Transaction Document to which it is party, and to perform and consummate the Transactions. Buyer has taken all action necessary to authorize the execution and delivery of each Transaction Document to which it is party. Each Transaction Document to which Buyer is party has been duly authorized, executed and delivered by, and is Enforceable against, Buyer.

          (c) No Violation. The execution and delivery of the Transaction Documents to which Buyer is party by Buyer and the performance and consummation of the Transactions by Buyer will not (a) Beach any Law or Order to which Buyer is subject or any provision of its Organizational Documents; (b) Breach any Contract, Order, or Permit to which Buyer is a party or by which it is bound or to which any of its assets is subject; or
     (c) require any Consent.

          (d) Brokers' Fees. Buyer has no Liability to pay any compensation to any broker, finder, or agent with respect to the Transactions for which any Seller could become Liable.

                                   ARTICLE 3.
                         REPRESENTATIONS AND WARRANTIES
                             CONCERNING THE COMPANY

     Each Seller severally and not jointly represents and warrants to Buyer that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3), except as set forth in the Disclosure Schedules delivered by Sellers to Buyer on the date hereof (the "Schedules").

     3.1 Corporate Status. The Company is a corporation duly created, formed or organized, validly existing, and in good standing under the Laws of Oklahoma. The Company is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has the requisite power and authority necessary to own or lease its properties and to carry on its businesses as currently



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conducted. Schedule 3.1 lists the Company's directors and officers. Sellers have delivered to Buyer correct and complete copies of the Company's Organizational Documents, as amended to date. The Company is not in Breach of any provision of its Organizational Documents. There is no pending or, to any Seller's Knowledge, Threatened, Action (or Basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of the Company.

     3.2 Power and Authority; Enforceability. The Company has the relevant corporate power and authority necessary to execute and deliver each Transaction Document to which it is a party and to perform and consummate the Transactions. The Company has taken all action necessary to authorize the execution and delivery of each Transaction Document to which it is a party, the performance of the Company's obligations thereunder, and the consummation of the Transactions. Each Transaction Document to which the Company is Party has been duly authorized, executed, and delivered by, and is Enforceable against, the Company.

     3.3 No  Violation.  The  execution  and  the  delivery  of  the  applicable
Transaction Documents by the Company and the performance of its obligations hereunder and thereunder, and consummation of the Transactions by the Company will not (a) Breach any Law or Order to which the Company is subject or any provision of the Organizational Documents of the Company; (b) Breach any Contract, Order, or Permit to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of its assets); (c) require any Consent; or (d) cause the recognition of gain or loss for Tax purposes with respect to the Company or subject the Company or its assets to any Tax.

     3.4 Brokers' Fees. The Company will, at the time of the closing, have no Liability to pay any compensation to any broker, finder, or agent with respect to the Transactions.

     3.5 Capitalization. The Company's authorized Equity Interests consist of 5,000,000 Shares, of which 2,364,753 Shares are issued, 1,504,319 shares are issued and outstanding, and 864,434 Shares are held in treasury. All of the issued and outstanding Shares: (i) have been duly authorized and are validly issued, fully paid, and nonassessable, (ii) were issued in compliance with all applicable state and federal securities Laws, (iii) were not issued in Breach of any Commitments, and (iv) are held of record by the respective Sellers as set forth in Exhibit A. No Commitments exist with respect to any Equity Interest of the Company, and no such Commitments will arise in connection with the Transactions. At the time of the Closing, there will be no Contracts with respect to the voting or transfer of the Company's Equity Interests, and the Company will not be obligated to redeem or otherwise acquire any of its outstanding Equity Interests.

     3.6 Records. The copies of the Company's Organizational Documents that were provided to Buyer are accurate and complete and reflect all amendments made through the date of this Agreement. The Company's minute books and other records made available to Buyer for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement that have not been made known to Buyer, such minute books and records contain the true signatures of the persons purporting to have signed them, and such minute books and records contain an accurate record of all actions of the shareholders and directors of the Company taken by written consent, at a meeting, or otherwise since formation.



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     3.7 Subsidiaries. The Company has no Subsidiaries.

     3.8 Financial Statements. Set forth on Schedule 3.8 are the following financial statements (collectively the "Financial Statements"):

          (a) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1993, 1994, 1995, 1996 and 1997 as of and for the fiscal year ended December 31, 1998 (the "Most Recent Year End") for the Company; and

          (b) unaudited balance sheet and statement of income and cash flow (the "Interim Financial Statements") as of and for the nine months ended September 30, 1999 (the "Balance Sheet Date") for the Company.

The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company; provided, however, that the Interim Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and do not contain footnotes and other presentation items.

     3.9 Subsequent Events. Except as set forth in Schedule 3.9 and 3.18, since the Balance Sheet Date there has not been any Material Adverse Change with respect to the Company. In addition, since that date, except as set forth in Schedules 3.9 and 3.18, none of the following has occurred to the date of this Agreement and, except in the Ordinary Course of Business, none will occur to the date of the closing, without the approval of Buyer.

          (a) the Company has not sold, leased, transferred, or assigned any assets other than for a fair consideration in the Ordinary Course of Business;

          (b) the Company has not entered into any Contract (or series of related Contracts) either involving more than $10,000 or outside the Ordinary Course of Business;

          (c) no Seller that is party to any Contract to which the Company is a party or by which it is bound or any of its assets is subject has Breached any such Contract;

          (d) no Encumbrance has been imposed upon any of the assets of the Company;

          (e) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the Ordinary Course of Business;

          (f) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital



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     investments, loans, and acquisitions) either involving more than $10,000 or outside the Ordinary Course of Business;

          (g) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any Liability for borrowed money or capitalized lease Contract either involving more than $10,000 individually or in the aggregate;

          (h) the Company has not delayed or postponed the payment of accounts payable or other Liabilities outside the Ordinary Course of Business;

          (i) the Company has not canceled, compromised, waived, or released any Action (or series of related Actions) either involving more than $10,000 or outside the Ordinary Course of Business;

          (j) the Company has not granted any Contracts or any rights under or with respect to any Intellectual Property; other than in connection with the sale or lease of the goods or services in the Ordinary Course of Business;

          (k) there has been no change made or authorized to the Organizational Documents of the Company;

          (l) the Company has not issued, sold, or otherwise disposed of any of its Equity Interests;

          (m) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its Equity Interests (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its Equity Interests;

          (n) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its properties;

          (o) the Company has not made any loan to, or entered into any transaction outside the normal course of employment with, any of its directors, officers, or employees;

          (p) the Company has not entered into any employment, collective bargaining, or similar Contract or modified the terms of any existing such Contract;

          (q) the Company has not committed to pay any bonus or granted any increase in the base compensation (i) of any director, officer, or employee thereof that is a Seller or an Affiliate thereof, or (ii) outside of the Ordinary Course of Business, of any of its other directors, officers, or employees;

          (r) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or similar Contract for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any other Employee Benefit Plan);



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          (s) the Company has not made any other change in employment  terms for
     (i) any officer or employee thereof that is a Seller or an Affiliate thereof, or (ii) outside of the Ordinary Course of Business, any of its other directors, officers, or employees;

          (t) the Company has not made or pledged to make any charitable or other capital contribution either involving more than $5,000 (individually or in the aggregate) or outside the Ordinary Course of Business;

          (u) there has not been any other occurrence, event, incident, action, failure to act, or transaction with respect to the Company either involving more than $10,000 (individually or in the aggregate) or outside the Ordinary Course of Business; and

          (v) the Company has not committed to do any of the foregoing.

     3.10 Liabilities. The Company has no Liability (and there is no Basis for any present or future Action or Order against any of them giving rise to any Liability), except for (a) Liabilities reflected in the Interim Financial Statements and not heretofore paid or discharged, (b) Liabilities which have arisen after the Balance Sheet Date in the Ordinary Course of Business which, individually or in the aggregate, are not material and are of the same character and nature as the Liabilities reflected in the Interim Financial Statements none of which results from or relates to any Breach of Contract, Breach of warranty, tort, infringement, or Breach of Law or arose out of any Action or Order; (c) Liabilities under the items disclosed in Schedules 3.9, 3.14(b), 3.18, 3.21 and 3.26; and (d) product warranty obligations and liabilities arising in the Ordinary Course of Business.

     3.11 Legal Compliance. The Company and its respective predecessors and Affiliates has complied with all applicable Laws, and no Action is pending or, to the Knowledge of any Seller Party, Threatened (and there is no Basis therefor) against it alleging any failure to so comply.

     3.12 Tax Matters. Except as set forth on Schedule 3.12, the Company is not is subject to any Liabilities for Taxes, including Taxes relating to prior periods, other than those set forth or adequately reserved against in the Interim Financial Statements or those incurred since the Balance Sheet Date in the Ordinary Course of Business. The Company has duly filed when due all Tax reports and returns in connection with and in respect of its business, assets and employees, and has timely paid and discharged all amounts shown as due thereon. The Company has made available to Buyer accurate and complete copies of all of its Tax reports and returns for all periods, except those periods for which returns are not yet due. The Company has not received any notice of any Tax deficiency outstanding, proposed or assessed against or allocable to it, and has not executed any waiver of any statute of limitations on the assessment or collection of any Tax or executed or filed with any Governmental Authority any Contract now in effect extending the period for assessment or collection of any Taxes against it. There are no Encumbrances for Taxes upon, pending against or Threatened against, any asset of the Company. The Company is not subject to any Tax allocation or sharing Contract.

     3.13 Title to Assets. The Company has good, marketable, and indefeasible title to, or a valid leasehold interest in, the properties and assets they use, located on their premises, or



                                       8
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shown on the Interim  Financial  Statements or acquired  after the date thereof, free and clear of all Encumbrances, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Interim Financial Statements.

     3.14 Real Property.

          (a) The Company does not own any interests in real property, other than leases listed on Schedule 3.14(b).

          (b) Schedule 3.14(b) lists and describes briefly all real property leased or subleased to the Company. Sellers have delivered to Buyer correct and complete copies of the lease and sublease Contracts (as amended to date) listed in Schedule 3.14(b). With respect to each lease and sublease Contract required to be listed in Schedule 3.14(b) and to the extent necessary to ensure that the Company will not suffer any material damage, loss or diminution of enjoyment in respect of the real property leased or subleased:

               (i)  the Contract is Enforceable;

               (ii) the Contract  will continue to be  Enforceable  on identical terms following the consummation of the Transactions;

              (iii) no party to the  Contract  is in  Breach,  and no event  has
                    occurred  which,   with  notice  or  lapse  of  time,  would
                    constitute a Breach thereunder;

               (iv) no  party  to the  Contract  has  repudiated  any  provision thereof;

               (v) there are no Actions, Orders, or forbearances in effect as to the Contract;

               (vi) with respect to each sublease Contract,  the representations and warranties set forth in Sections 3.14(b)(i) through (v) are true and correct with respect to the underlying lease Contract;.

              (vii) the  Company  has not  granted  or  suffered  to  exist  any
                    Encumbrance in the leasehold or subleasehold Contract;

             (viii) all facilities leased or subleased under the  Contract  have received all Permits required in connection with the operation thereof and have been operated and maintained in accordance with applicable Laws; and

               (ix) all  facilities  leased or subleased  under the Contract are supplied with utilities and other services necessary for the operation of said facilities.

     3.15 Intellectual Property. Except as set forth in Schedule 3.15, the Company owns, or possesses adequate rights to use, all Intellectual Property used in its business as currently, or



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as currently proposed to be, conducted. No Consent of any Person is required for
the  Company's  interest  in  the  Intellectual   Property  to  continue  to  be
Enforceable by the Company following the Transactions. The Company's use of the Intellectual Property in its business as currently conducted does not and the use of the Intellectual Property by the Company after Closing will not, infringe upon any rights any other Person owns or holds.

     3.16 Tangible Assets. The Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as currently conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it currently is used.

     3.17 Inventory. The Company' inventory, whether reflected on the Financial Statements or not, consists of raw materials and supplies, manufactured and processed parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and, except as has been written down or reserved against on the Interim Financial Statements, none of which is obsolete, damaged, or defective. Any inventory that has been written down or reserved against on the Interim Financial Statements has either been written off. written down or reserved against to its net realizable value. The quantities of any kind of inventory are reasonable in the current (and the currently foreseeable) circumstances of the Company.

     3.18 Contracts. Except as otherwise disclosed in Schedules 3.9, 3.10, 3.14(b), 3.15, 3.21 and 3.26, Schedule 3.18 lists the following Contracts to which the Company is a party as at the date of this Agreement (but not thereafter):

          (a) any Contract (or group of related Contracts) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

          (b) any Contract (or group of related Contracts) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to the Company, or involve consideration in excess of $10,000;

          (c) any Contract concerning a limited liability company, partnership, joint venture or similar arrangement;

          (d) any Contract (or group of related Contracts) under which it has created, incurred, assumed, or guaranteed any Liability for borrowed money or any capitalized lease in excess of $10,000, or under which it has imposed or suffered to exist an Encumbrance on any of its assets;

          (e) any Contract concerning confidentiality or noncompetition, except a confidentiality agreement with Brooks Mims Talton;

          (f) any Contract with any Seller or any of their Affiliates (other than the Company);

          (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other similar Contract for the benefit of its current or former directors, officers, and employees;

          (h) any collective bargaining Contract;

          (i) any Contract for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $10,000 or providing severance benefits;

          (j) any Contract under which it has advanced or loaned any amount to any of its directors or officers or any Seller or, outside the Ordinary Course of Business, to its employees that are not Sellers.

          (k) any other Contract (or group of related Contracts) the performance of which involves consideration in excess of $10,000.

     Sellers have delivered to Buyer a correct and complete copy of each written Contract (as amended to date) listed in Schedule 3.18. With respect to each such Contract to the extent necessary to ensure that the Company will not suffer any material damage, loss or diminution of enjoyment in respect of the subject matter of such Contract.

          (a) the Contract is Enforceable;

          (b) the Contract will continue to be Enforceable on identical terms following the consummation of the Transactions;

          (c) no party is in Breach, and no event has occurred which, with notice or lapse of time, would constitute a Breach under the Contract; and

          (d) no party has repudiated any provision of the Contract.

     3.19 Receivables. All of the Receivables are Enforceable, represent bona fide transactions, and arose in the Ordinary Course of Business of the Company, and are reflected properly in its books and records. All of the Receivables are good and collectible receivables, are current, and will be collected in accordance with past practice and the terms of such receivables (and in any event within six months following the Closing Date), without set off or counterclaims, subject only to the reserve for bad debts reflected in the Interim Financial Statements.

     3.20 Powers of Attorney. The only outstanding power of attorney executed on behalf of the Company is to the third-party payroll processing vendor for the sole purpose of filing payroll tax returns.

     3.21 Insurance. Schedule 3.21 sets forth the following information with respect to each insurance policy Contract (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at July 31, 1999:

          (a) the name of the insurer, the name of the policyholder, and the name of each covered insured,

          (b) the policy number and the period of coverage;

          (c) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount of coverage; and

          (d) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each insurance policy Contract and subject to the policy and expiration dates and any other termination rights of the insurer thereunder:

          (a) the Contract is Enforceable;

          (b) the Contract will continue to be Enforceable on identical terms following the consummation of the Transactions;

          (c) neither the Company nor any other party to the Contract is in Breach (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a Breach under the Contract; and

          (d) no party to the Contract has repudiated any provision thereof.

     The Company has been covered during the past nine years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.

     3.22 Litigation. The Company (a) is not subject to any outstanding Order and (b) is not a party or, to any Seller's Knowledge, is Threatened to be made a party to any Action.

     3.23 Product Warranty. Each product manufactured, sold, leased, or delivered by the Company has been in conformity with all applicable Law, Contracts, and all express and implied warranties, and the Company has not any Liability (and there is no Basis for any present or future Action against any of them giving rise to any Liability) for replacement or repair thereof or other
Damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Interim Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the Company' past custom and practice. No product designed, manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity or similar Liability beyond the applicable standard terms and conditions of sale or lease. Schedule
3.23 includes copies of the
standard terms and conditions of sale or lease for the Company (containing applicable guaranty, warranty, and similar Liability indemnity provisions).

     3.24 Product Liability. The Company has no Liability (and there is no Basis for any present or future Action against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product designed, manufactured, sold, leased, or delivered by the Company.

     3.25 Labor; Employees. To each Seller's Knowledge, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining Contract, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice. No Seller has any Knowledge of any organizational effort currently being made or Threatened by or on behalf of any labor union with respect to employees of the Company.

     3.26 Employee Benefits. Schedule 3.26 lists each Employee Benefit Plan that the Company maintains or to which it contributes. With respect to any employee benefit plan, within the meaning of Section 3(3) of ERISA, which is subject to ERISA and which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the Closing Date, by the Company or any member of the Controlled Group of Corporations of which the Company is part, (a) no withdrawal Liability, within the meaning of
Section 4201 of ERISA, has been incurred, which withdrawal Liability has not been satisfied, (b) no Liability to the PBGC has been incurred by the Company or any member of the Controlled Group of Corporations of which the Company is part, which Liability has not been satisfied, (c) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (d) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made. With respect to any kind of employee benefit plan, such plan has been funded and maintained in compliance with all Laws applicable thereto and the requirements of such plan's governing documents.

     3.27 Environmental, Health, and Safety Matters.

          (a)  The  Company  has  complied  and  is  in   compliance   with  all
     Environmental, Health, and Safety Requirements in all material respects.

          (b) Without limiting Section 3.29, the Company has obtained, has complied in all material respects with, and is in compliance with all Permits that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business. Except as set forth in Schedule 3.27(b), such Permits are in full force and effect, free from Breach, and will not be adversely affected by the Transactions.

          (c) The Company has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements or any Liabilities, including any investigatory, remedial or corrective Liabilities, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

          (d) Except as listed on Schedule 3.27(d), none of the following exists at any property or facility owned or operated by the Company: (i) under or above-ground storage tanks, (ii) asbestos containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

          (e) The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or Released any substance, including any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to any Damages, including any Damages for response costs, corrective action costs, personal injury, property damage or natural resources damages, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended, or any other Environmental, Health, and Safety Requirements.

          (f) The Transactions will not result in any Liabilities for site investigation or cleanup, or require the Consent of any Person, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

          (g) The Company has not, either expressly or by operation of Law, assumed or undertaken any Liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

          (h) No facts, events or conditions relating to the past or present facilities, properties or operations of the Company will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any Damages pursuant to Environmental, Health, and Safety Requirements, or give rise to any other Liabilities pursuant to Environmental, Health, and Safety Requirements.

          3.28 Customers and Suppliers. Schedule 3.28 lists the Company's (a) ten largest customers in terms of sales during (i) the twelve month period ended as of the Most Recent Year End and (ii) the eight-month period ended as of the Balance Sheet Date and states the approximate total sales by the Company to each such customer during such periods, respectively and (b) the ten largest suppliers during the 12 month period ended as of the Most Recent Year End and the eight-month period ended as of the Balance Sheet Date. Except as set forth in Schedule 3.28, no Seller has received or has Knowledge of any notice of termination or an intention to terminate the relationship with the Company from any such customer or supplier.

          3.29 Permits. The Company possesses all Permits required to be obtained for its business and operations. Except as set forth in Schedule 3.29, such Permits are in full force and effect, free from Breach, and the Transactions will not adversely affect them.

          3.30 Foreign Practices Act Compliance. No Seller Party has, directly or indirectly, in connection with the Company's business, made or agreed to make any payment to any Person connected with or related to any Governmental Authority, except payments or contributions required or allowed by applicable Law. The internal accounting controls and procedures of the Company are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act.

          3.31 Year 2000 Compliant. The Company has undertaken the program to become Year 2000 Compliant described in Schedule 3.31.

          3.32 Certain Business Relationships with the Company. Except as disclosed in Schedule 3.18, none of Sellers and their Affiliates has been involved in any business arrangement or relationship with the Company within the past 12 months, except that the Company has sold or leased certain compressor units to Art Swanson. The sales and lease revenue from Art Swanson were $97,000 in 1998 and $87,000 in 1997. The rates charged to Art Swanson were, and are, the same as the rates for customers that are not Affiliates of the Company. None of Sellers and their Affiliates owns any asset that is used in the Company's business.

          3.33 Accuracy of Information Furnished. No representation, statement, or information contained in this Agreement (including the Schedules) or any Contract or document executed in connection herewith or delivered pursuant hereto or thereto or made or furnished to Buyer or its representatives by any Seller contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the information contained therein not misleading. The Sellers have provided Buyer with correct and complete copies of all documents listed or described in the Schedules.

                                   ARTICLE 4.
                              PRE-CLOSING COVENANTS

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

     4.1 General. Each Party will use its Best Efforts to take all actions and to do all things necessary, proper, or advisable to consummate, make effective, and comply with all of the terms of this Agreement and the Transactions (including satisfaction, but not waiver, of the Closing conditions set forth in Article 6).

     4.2 Notices and Consents. Each Seller will give any notices to third parties, and will use its Best Efforts to obtain any third party Consents, that Buyer reasonably may request in connection with the matters referred to in Sections 2.1(c) and 3.3.

     4.3 Operation of Business. The Company will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business or engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.9, outside the Ordinary Course of Business without prior written approval of Buyer. Subject to compliance with applicable Law, from the date hereof until the earlier to occur of Closing or the Termination Date, the Seller Parties will confer on a regular and frequent basis with one or more representatives of Buyer to report on operational matters and the general status of the Company' ongoing business, operations and finances and will promptly provide to Buyer or its representatives copies of all filings they make with any Governmental Authority during such period.

     4.4 Preservation of Business. The Company will use its Best Efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     4.5 Full Access. The Company will permit representatives of Buyer (including financing providers) to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records, Contracts, and documents pertaining to the Company and will furnish copies of all such books, records, Contracts and documents and all financial, operating and other data and information as Buyer may reasonably request; provided, however, that no investigation pursuant to this Section 4.5 will affect any representations or warranties made herein or the conditions to the obligations of the Parties to consummate the Transactions.

     4.6 Notice of Developments. Sellers will give prompt written notice to Buyer of any development occurring after the date of this Agreement which causes or reasonably could be expected to cause a Breach of any of the representations and warranties in Section 2.1 or Article 3. Buyer will give prompt written notice to Sellers of any development occurring after the date of this Agreement which causes or reasonably could be expected to cause a Breach of any of the representations and warranties in Section 2.2. No disclosure by any Party pursuant to this Section 4.6 shall be deemed to amend or supplement the Schedules or to prevent or cure any misrepresentation or Breach of warranty or covenant.

     4.7 Affiliated Transactions. The Sellers will cause all Contracts and transactions by and between Sellers and any Affiliate of Sellers, on the one hand, and the Company, on the other hand (other than those referred to in Section 3.32), to be terminated effective as of the Closing, without any cost or continuing obligation to the Company, and will deliver to Buyer evidence of such terminations that is reasonably acceptable to Buyer.

     4.8 Charges, Fees. Sellers will, prior to the Closing, take such steps as are necessary to ensure that no sums are owed or payable by the Company to any Person in the nature of a transfer charge or processing fee with respect to any Contracts of the Company

     4.9 Site Inspections. Subject to compliance with applicable Law and applicable Environmental, Health, and Safety Requirements, from the date hereof until the earlier to occur of the Closing or the Termination Date, Buyer may undertake (at Buyer's sole cost and expense) an environmental assessment or assessments of the operations, business and/or properties of the Company. Such assessment may include a review of Permits, files and records, as well as visual and physical inspections and testing and, if testing is involved, will be performed pursuant to a separate agreement to be entered into containing normal terms as to liability for damage to property or persons and use of the test results. The Sellers will cooperate in good faith with Buyer's effort to conduct such an assessment.

                                   ARTICLE 5.
                             POST-CLOSING COVENANTS

     The  Parties  agree as follows  with  respect to the period  following  the
Closing:

     5.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each Party will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request to carry out the purpose of this Agreement, all at the requesting Party's sole cost and expense (unless the requesting Party is entitled to indemnification therefor under Article 8). Sellers acknowledge and agree that after the Closing Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of the Company.

     5.2 Litigation Support. So long as any Party actively is contesting or defending against any Action in connection with (a) the Transactions or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each other Party will cooperate with such Party and such Party's counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Article 8).

     5.3 Transition. No Seller will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. Each Seller will refer all customer inquiries relating to the Company to Buyer from and after the Closing.

     5.4 Confidentiality. Each Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in Seller's possession. If any Seller is requested or required (by oral question or request for information or documents in any Action) to disclose any Confidential Information, that Seller will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective Order or waive compliance with this Section 5.4. If, in the absence of a protective Order or the receipt of a waiver hereunder, any Seller that is, on the written advice of counsel, compelled to disclose any Confidential Information to any Governmental Authority, arbitrator, or mediator or else stand Liable for contempt, that Seller may disclose the Confidential Information to the Governmental Authority, arbitrator, or mediator; provided, however; that the disclosing Seller shall use its Best Efforts to obtain, at the request of Buyer, an Order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate.

     5.5 Restrictive Covenants. To assure that Buyer and the Company will realize the benefits of the Transactions, each Seller hereby agrees not to:

          (a) From the Closing Date until the later of (i) three years after the Closing Date, and (ii) if Seller is an individual, two years after he is no longer employed by Buyer, the Company, or any of their Affiliates, directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, independent contractor or Equity Interest holder of, or lender to, any Person or business, engage in the kind of business currently conducted by the Company or conducted by the Company on the Closing Date (the "Relevant Business") in Oklahoma, Texas or any state that borders Oklahoma or Texas.

          (b) From the Closing Date until the later of (i) three years after the Closing Date, and (ii) if Seller is an individual, two years after he is no longer employed by Buyer, the Company, or any of their Affiliates, directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, independent contractor or Equity Interest holder of, or lender to, any Person or business, engage in the Relevant Business anywhere within a 200-mile radius of any location where Buyer, the Company, or any of their Affiliates engage in the Relevant Business.

          (c) From the Closing Date until the later of (i) three years after the Closing Date, and (ii) if Seller is an individual, two years after he is no longer employed by Buyer, the Company or any of their Affiliates, directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, independent contractor or Equity Interest holder of, or lender to, any Person or business, engage in any business that is in competition with any business in which Buyer, the Company or any of their Affiliates engage, and that is within a 50-mile radius of any location at which Buyer, the Company, or any of their Affiliates engages in such business at the time such Seller commences to engage in such competitive activity.

          (d) From the Closing Date until the later of (i) three years after the Closing Date, and (ii) if Seller is an individual, two years after he is no longer employed by Buyer, the Company or any of their Affiliates, directly or indirectly (A) induce any Person which is a customer of Buyer, the Company, or any of their Affiliates to patronize any business directly or indirectly in competition with the Relevant Business conducted by Buyer, the Company, or any of their Affiliates; (B) canvass, solicit, or accept from any Person who is a customer of Buyer, the Company, or any of their Affiliates, any such competitive business; or (C) request or advise any Person who is a customer or vendor of Buyer, the Company or any of their Affiliates, to withdraw, curtail, or cancel any such customer's or vendor's business with such Person.

          (e) From the Closing Date until the later of (i) six months after the Closing Date, and (ii) if Seller is an individual, six months after he is no longer employed by Buyer, the Company, or any of their Affiliates, directly or indirectly employ or knowingly permit such Seller to employ any person who was employed by Buyer, the Company, or any of their Affiliates within the prior six months.

          (f) From the Closing Date until the later of (i) three years after the Closing Date, and (ii) if Seller is an individual, two years after he is no longer employed by Buyer, the Company, or any of their Affiliates, directly or indirectly, (A) solicit for employment by any such Seller or anyone else, any employee or then currently active independent contractor of Buyer, the Company, or any of their Affiliates, or any person who was an employee or then currently active independent contractor of Buyer, the Company, or any of their Affiliates, within the six-month period immediately preceding such solicitation of employment, other than such person (1) whose employment or independent contractor relationship was terminated by the applicable Person, or (2) who independently responded to a general solicitation for employment by such Seller; or (B) induce or attempt to induce, any employee or independent contractor of Buyer, the Company, or any of their Affiliates, to terminate such employee's employment or independent contractor's active contractual relationship with such Person.

          (g) Call on any Acquisition Candidate with the Knowledge of such Acquisition Candidate's status as such, for the purpose of acquiring, or arranging the acquisition of, that Acquisition Candidate by any Person other than Buyer, the Company or any of their Affiliates.

     Notwithstanding the foregoing, the beneficial ownership of less than 1% of the Equity Interests of any Person having a class of Equity Interest actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to Breach the prohibitions of this Section 5.5. Each Seller agrees and acknowledges that the restrictions in this Section 5.5 are reasonable in scope and duration and are necessary to protect Buyer and the Company after the Closing. If any Seller is found to have Breached this Section, then, in addition to all other remedies that may be available to Buyer, an amount of time equal to the period such Seller was found to be in Breach of this Section shall be added to the time periods contemplated by this Section. If any provision of this Section 5.5, as applied to any Party or to any circumstance, is adjudged by a Governmental Authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the same will in no way affect any other circumstance or the enforceability of the remainder of this Agreement. If any such provision, or any part thereof, is held not to be enforceable in accordance with its terms because of the duration of such provision, the area covered thereby, or the scope of the activities covered, the Parties agree that the Governmental Authority, arbitrator, or mediator making such determination shall have the power to reduce the duration, area, and/or scope of activities of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be Enforceable and shall be enforced. The Parties agree and acknowledge that the Breach of this Section 5.5 will cause irreparable Damage to Buyer and the Company and upon breach of any provision of this Section 5.5, Buyer and/or the Company shall be entitled to injunctive relief, specific performance, or other equitable relief without bond or other security; provided, however, that the foregoing remedies shall in no way limit any other remedies which Buyer and/or the Company may have. Further, each Seller agrees to the jurisdiction of an appropriate Governmental Authority, arbitrator and mediator in Oklahoma City, Oklahoma, for the enforcement of this Section.

                                   ARTICLE 6.
                               CLOSING CONDITIONS

     6.1 Conditions Precedent to Obligation of Buyer. Buyer's obligation to consummate the Transactions contemplated to occur in connection with the Closing and thereafter is subject to the satisfaction of each condition precedent listed below. Unless expressly waived pursuant to this Agreement, no representation, warranty, covenant, right or remedy available to Buyer in connection with the Transactions will be deemed waived by any of the following actions or inactions by or on behalf of Buyer (regardless of whether any Seller is given notice of any such matter): (i) consummation by Buyer of the Transactions, (ii) any inspection or investigation, if any, of the Company or any Seller, (iii) the awareness of any fact or matter acquired (or capable or reasonably capable of being acquired) with respect to the Company or Sellers, or (iv) any other action, in each case at any time, whether before, on, or after the Closing Date; provided, however, that Buyer does not at the date of this Agreement have actual knowledge that any of Sellers' representations or warranties hereunder are inaccurate.

          (a) Accuracy of Representations and Warranties. Each representation and warranty set forth in Section 2.1 and Article 3 must have been accurate and complete as of the date of this Agreement, and must be accurate and complete as of the Closing Date, as if made on the Closing Date, without giving effect to any supplements to the Schedules.

          (b) Compliance with Obligations. Each Seller must have performed and complied with all of its covenants to be performed or complied with at or prior to Closing (singularly and in the aggregate).

          (c) No Material Adverse Change or Destruction of Property. Since the date of this Agreement there must have been no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company since the date of this Agreement, in particular, (i) there must have been no Material Adverse Change to any of the Company or their assets, (ii) there must not have been any action or inaction by a Governmental Authority, arbitrator or mediator which could reasonably be expected to cause a Material Adverse Change to the Company, and (iii) there must not have been any fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which event could reasonably be expected to have a Material Adverse Effect on the Company.

          (d) Consents. The Seller and Buyer must have received Consents to the Transactions and waivers of rights to terminate or modify any rights or obligations of any Seller from any Person from whom such Consent is required, including under any Contract listed or required to be listed in
     Schedule 3.14(b), 3.15, 3.18, 3.21 and 3.26 or Law, or who as a result of the Transactions, would have such rights to terminate or modify such Contracts, either by their terms or as a matter of Law.

          (e) No Adverse Litigation. There must not be pending or Threatened any Action by or before any Governmental Authority, arbitrator, or mediator which shall seek to restrain, prohibit, invalidate, or collect Damages arising out of, the Transactions, or which, in the reasonable judgment of Buyer, makes it inadvisable to proceed with the Transactions.

          (f) Liabilities. Prior to the Closing, the Sellers must have obtained and delivered to Buyer full satisfactions or releases of all Liabilities due to or from the Company which are due to be satisfied or released under this Agreement to or on behalf of (i) any Affiliate of the Company or (ii) Sellers or any Affiliate of Sellers, except the Liabilities of Art Swanson referred to in Section 3.32.

          (g) Reimbursement of Financial Advisory Fees. Prior to the Closing, Sellers shall have reimbursed the Company for all fees and expenses paid to Rauscher Pierce Refsnes, Inc. in connection with such firm's financial advisory services to the Company in connection with the Transactions or otherwise.

          (h) Receivables from Sellers. Prior to the Closing, Sellers shall have repaid all outstanding indebtedness of Sellers to the Company, together with accrued and unpaid interest, to the Company.

     6.2 Conditions Precedent to Sellers' Obligation. Each Seller's obligation to consummate the Transactions contemplated to occur in connection with the Closing and thereafter is subject to the satisfaction of each condition precedent listed below. Unless expressly waived pursuant to this Agreement, no representation, warranty, covenant, right, or remedy available to any Seller in connection with the Transactions will be deemed waived by any of the following actions or inactions by or on behalf of any Seller (regardless of whether Buyer is given notice of any such matter): (i) consummation by Sellers of the Transactions, (ii) any inspection or investigation, if any, of Buyer, (iii) the awareness of any fact or matter acquired (or capable or reasonably capable of being acquired) with respect to Buyer, or (iv) any other action, in each case at any time, whether before, on, or after the Closing Date; provided, however, that none of the Sellers has, at the date of this Agreement, actual knowledge that any of Buyer's representations or warranties are inaccurate.

          (a) Accuracy of Representations and Warranties. Each representation and warranty set forth in Section 2.2 must have been accurate and complete as of the date of this Agreement, and must be accurate and complete as of the Closing Date, as if made on the Closing Date;

          (b) Compliance with Obligations. Buyer must have performed and complied with all its covenants and obligations required by this Agreement to be performed or complied with at or prior to Closing (singularly and in the aggregate);

          (c) No Order or Injunction. There must not be issued and in effect any Order restraining or prohibiting the Transactions.

          (d) No Adverse Litigation. There must not be pending or threatened any action by or before any Governmental Authority, arbitrator, or mediator which shall seek to restrain, prohibit, or invalidate, or collect Damages arising out of, the Transactions, or which in the reasonable judgment of Sellers, makes it inadvisable to proceed with the Transactions.

                                   ARTICLE 7.
                                   TERMINATION

     7.1 Termination of Agreement. The Parties may terminate this Agreement as provided below:

          (a) Buyer and the Requisite Sellers may terminate this Agreement as to all Parties by mutual written consent at any time prior to the Closing;

          (b) Buyer or the Requisite Sellers may terminate this Agreement upon delivery of notice if the Closing has not occurred prior to December 31, 1999, provided that the party delivering such notice shall not have caused such failure to close;

          (c) Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing if any Seller has Breached any representation, warranty, or covenant contained in this Agreement in any material respect (except with respect to materiality for any provisions including the word "material" or words of similar import and Section 4.8, in which case such termination rights will arise upon any Breach); and

          (d) The Sellers may terminate this Agreement by giving notice to Buyer at any time prior to the Closing if Buyer has Breached any representation, warranty, or covenant contained in this Agreement in any material respect (except with respect to materiality for any provisions including the word "material" or words of similar import, in which case such termination rights will arise upon any Breach).

     7.2 Effect of Termination.

          (a) Each Party's termination right under this Agreement is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a termination right will not be an election of remedies. Except for the obligations under this Article 7 and Article 9, if this Agreement is terminated under Section 7.1, then, except as provided in this Section
     7.2 all further obligations of the Parties under this Agreement will terminate.

          (b) If Buyer or the  Sellers  terminate  this  Agreement  pursuant  to
     Section 7.1(c) or (d), as the case may be, then the rights of the non-breaching Party(ies) to pursue all legal remedies for Damages such Party(ies) suffer will survive such termination unimpaired.

                                   ARTICLE 8.
                                 INDEMNIFICATION

     8.1 Survival of Representations and Warranties.

          (a) Each  representation  and warranty of Sellers contained in Section
     2.1 (a "Seller's Personal Representation") and any certificate related to such representations and warranties will survive the Closing and will continue in full force and effect forever. Each representation and warranty of the Sellers contained in Article 3 (a "Seller's Company Representation") and any certificate related to such representations and warranties will survive the Closing and continue in full force and effect through December 31, 2000, except the representations and warranties set forth in Sections 3.1, 3.2, and 3.5 which will survive the Closing and will continue in full force and effect forever.

          (b) Each representation and warranty of Buyer contained in Section 2.2 and any certificate directly related to such representations and warranties will survive the Closing and continue in full force and effect forever.

     8.2 Indemnification Provisions for Buyer's Benefit. Subject to Sections 8.5 and 8.6, each Seller, severally and not jointly, will indemnify and hold the Seller Indemnitees harmless from and pay any and all Damages, directly or indirectly, resulting from, relating to, arising out of, or attributable to any of the following:

          (a) any Breach of any representation or warranty such Seller has made in this Agreement, as if such representation or warranty was made on and as of the date of this Agreement (without giving effect to any supplement to the Schedules), or any other certificate or document such Seller or the Company has delivered pursuant to this Agreement;

          (b) any Breach of any representation or warranty such Seller has made in this Agreement as if such representation or warranty were made on and as of the Closing Date (without giving effect to any supplement to the Schedules), other than any such Breach that is disclosed in a supplement to the Schedules delivered under Article 3, as having caused a condition specified in Section 6.1 not to be satisfied; and

          (c) any Breach by such Seller of any covenant or obligation of such Seller in this Agreement.

     8.3 Indemnification Provisions for Sellers' Benefit. Buyer will indemnify and hold the Buyer Indemnitees harmless from and pay any and all Damages, directly or indirectly, resulting from, relating to, arising out of, or attributable to any of the following:

          (a) any Breach of any representation or warranty Buyer has made in this Agreement or any other certificate Buyer has delivered to Sellers pursuant to this Agreement; and

          (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement.

     8.4 Indemnification Claim Procedures.

          (a) If any Action is commenced in which any Indemnitee is a party which may give rise to a claim for indemnification against any Indemnitor then such Indemnitee shall promptly give notice to the Indemnitor. Failure to notify the Indemnitor will not relieve the Indemnitor of any Liability that it may have to the Indemnitee, except to the extent the defense of such Action is materially and irrevocably prejudiced by the Indemnitee's failure to give such notice.

          (b) An Indemnitor will have the right to defend against an Indemnification Claim with counsel of its choice reasonably satisfactory to the Indemnitee if (i) within 15 days following the receipt of notice of the Indemnification Claim the Indemnitor notifies the Indemnitee in writing that the Indemnitor will indemnify the Indemnitee subject to the provisions of this Article 8, (ii) the Indemnitor provides the Indemnitee with evidence reasonably acceptable to the Indemnitee that the Indemnitor will have the financial resources to defend against the Indemnification Claim and satisfy its indemnification obligations under this Article 8, and, subject to the provisions of this Article 8, pay, in cash, all Damages the Indemnitee may suffer resulting from, relating to, arising out of, or attributable to the Indemnification Claim, and (iii) the Indemnitor continuously conducts the defense of the Indemnification Claim actively and diligently.

          (c) So long as the Indemnitor is conducting the defense of the Indemnification Claim in accordance with Section 8.4(b), (i) the Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the defense of the Indemnification Claim, (ii) the Indemnitee will not consent to the entry of any Order with respect to the Indemnification Claim without the prior written consent of the Indemnitor (not to be withheld unreasonably), and (iii) the Indemnitor will not consent to the entry of any Order with respect to the Indemnification Claim without the prior written consent of the Indemnitee (not to be withheld unreasonably, provided that it will not be deemed to be unreasonable for an Indemnitee to withhold its consent with respect to any finding of or admission (1) of any violation of any Law, Order or Permit, or (2) which Indemnitee believes could have a material adverse effect on any other Actions to which the Indemnitee or its Affiliates are party or to which Indemnitee has a good faith belief they may become party).

          (d) In connection with any Indemnification Claim for Taxes, or if any condition in Section 8.4(b) is or becomes unsatisfied, (i) the Indemnitee may defend against, and with the consent of the Indemnitor, which will not be unreasonably withheld, consent to the entry of any Order with respect to an Indemnification Claim (ii) each Indemnitor will reimburse the Indemnitee promptly and periodically for the Damages relating to defending against the Indemnification Claim, and (iii) each Indemnitor will remain Liable for any Damages the Indemnitee may suffer relating to the Indemnification Claim, in all the foregoing cases, to the fullest extent and subject to the limitations provided in this Article 8.

          (e) In connection with third-party claims, each Party hereby consents to the non-exclusive jurisdiction of any Governmental Authority in which an Action is brought against any Indemnitee for purposes of any Indemnification Claim that an Indemnitee may have under this Agreement with respect to such Action or the matters alleged therein, and agrees that process may be served on such Party with respect to such claim anywhere in the world.

     8.5 Limitations on Indemnification Liability. Claims for indemnification under this Article 8 will not be made for the first $10,000 of Damages. Each Seller's aggregate liability for indemnification under this Article 8 will not exceed an amount equal to the portion of the Purchase Price allocable to the Shares sold by such Seller (calculated based on the percentage of ownership of the Company of such Seller set forth on Exhibit A hereto); provided, however, that each Seller's aggregate Liability for Breaches of such Seller's Company Representations will not exceed such Seller's allocable portion of $500,000 (calculated based on the percentage of ownership of the Company of such Seller set forth on Exhibit A hereto).

     8.6 Escrow; Set Off Rights. Indemnification obligations of any Seller may be satisfied by setting off all or any part of any Damages Buyer suffers if the Requisite Sellers in the case of Breaches of Seller's Company Representations, or such Seller in the case of Breaches of Seller's Personal Representations, and Buyer jointly instruct the Escrow Agent under the Escrow Agreement to pay over to Buyer a corresponding amount from the escrowed funds in the Escrow Account credited to the account of such Seller.

                                   ARTICLE 9.
                                  MISCELLANEOUS

     9.1 Schedules.

          (a) The disclosures in the Schedules, and those in any supplement thereto, relate only to the representations and warranties in the Section or paragraph of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

          (b) Nothing in the Schedules will be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Schedules identify the exception with reasonable particularity.

     9.2 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto and the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the Parties in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the Transactions.

     9.3 Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors. If a Seller is an entity and if the principal business, operations or a majority or substantial portion of the assets of such Seller are assigned, conveyed, allocated or otherwise transferred, including, by sale, merger, consolidation, amalgamation, conversion or similar transactions, such receiving Person or Persons shall automatically become bound by and subject to the provisions of this Agreement, and such Seller shall cause the receiving Person or Persons to expressly assume its obligations hereunder.

     9.4 Assignments. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Buyer and Sellers'; provided, however, that Buyer may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     9.5 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                 If to Buyer and after Closing to the Company:

                          Emerging Alpha Corporation
                          17571 Red Oak Drive
                          Houston, Texas  77090
                          Attn:    Jerry W. Jarrell
                          Tel:     (281) 537-9602
                          Fax:     (281) 397-6319

                 Copy to (which shall not constitute notice):

                          Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                          711 Louisiana, Suite 1900
                          Houston, Texas  77002
                          Attn:    Richard J. Wilkie
                          Tel:     (713) 220-5819
                          Fax:     (713) 236-0822

                 If to Sellers and before Closing to the Company

                          Gas Jack, Inc.
                          8224 SW 3rd Street
                          Oklahoma City, OK  73128
                          Attn:    Jeffrey E. Henderson
                          Tel:     (405) 787-2802
                          Fax:     (405) 787-2404

                 For Discovery partnerships:

                          Rockefeller & Co., Inc.
                          30 Rockefeller Plaza
                          New York, New York  10112
                          Attn:    Robert C. Paul
                          Tel:  (212) 649-1751
                          Fax:  (212) 649-5977

                 For Citicap:

                          2 World Trade Center
                          Suite 2248
                          New York, NY  10048
                          Attn:    Chen Ding, Ph.D

                 For Art L. Swanson and Estate of Ran Ricks:

                          c/o Ricks Exploration Inc.
                          3000 Oklahoma Tower
                          210 Park Avenue
                          Oklahoma City, OK  73102
                          Tel:  (405) 516-1100
                          Fax:  (405) 516-1101

                  For J.W. Waldrop:

                          c/o Waldrop's Engine Service
                          P.O. Box 589
                          Woodward, Oklahoma  73802
                          Tel:  (580) 256-8961
                          Fax:  (580) 254-3354

                  For Jeffrey E. Henderson:

                          8224 SW 3rd Street
                          Oklahoma City, OK  73128
                          Attn:    Jeffrey E. Henderson
                          Tel:     (405) 787-2808
                          Fax:     (405) 787-2404

                  For Joseph D. Vaughn:

                          8224 SW 3rd Street
                          Oklahoma City, OK  73128
                          Tel:     (405) 787-2808
                          Fax:     (405) 787-2404

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     9.6 Specific Performance. Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise Breached. Accordingly, each Party agrees that the other Parties will be entitled to an injunction or injunctions to prevent Beaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any Action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at Law or in equity.

     9.7 Time. Time is of the essence in the performance of this Agreement.

     9.8   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     9.9 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.10 Governing Law. This Agreement and the performance of the Transactions and obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of Delaware.

     9.11 Amendments and Waivers. No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same shall be in writing and signed by Buyer and the Requisite Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or Breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

     9.12 Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. Sellers agree that the Company has not borne or will bear any out-of-pocket costs and expenses (including any legal fees and expenses of any Seller Party) in connection with this Agreement or any of the Transactions.

     9.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law shall be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means "including without limitation." The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     9.14 Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     9.15 Dispute Resolution.

          (a) If the Parties (for purposes of this Section, Sellers shall be considered one Party and Buyer shall be considered one Party) are unable to resolve any controversy, dispute, claim or other matter in question arising out of, or relating to, this Agreement, any provision hereof, the alleged breach hereof, or in any way relating to the subject matter of this Agreement, or the relationship between the parties created by this Agreement, including questions concerning the scope and applicability of this Section 9.15, whether sounding in contract, tort or otherwise, at law or in equity, under State or federal law, whether provided by statute or common law, for damages or any other relief (any such controversy, dispute, claim or other matter in question, a "Dispute"), on or before the 30th day following the receipt by Sellers or Buyer, as the case may be, of written notice of such Dispute from the other Party, which notice describes in reasonable detail the nature of the Dispute and the facts and circumstances relating thereto, Sellers or Buyer may, by delivery of written notice to the other Party), require that a representative of Sellers and of Buyer meet at a mutually agreeable time and place with an independent mediator in an attempt to resolve such Dispute. Such meeting shall take place on or before the 10th day following the date of the notice requiring such meeting, and if the Dispute has not been resolved within 10 days following such meeting, Sellers or Buyer may cause such Dispute to be resolved by binding arbitration in Oklahoma City, Oklahoma, by submitting such Dispute for arbitration within 10 days following the expiration of such 10-day period. This agreement to arbitrate shall be specifically enforceable against the Parties.

          (b) It is the intention of the Parties that the arbitration shall be governed by and conducted pursuant to the Federal Arbitration Act, as such Act is modified by this Section 9.15. If it is determined the Federal Arbitration Act is not applicable to this Agreement (e.g., this Agreement does not evidence a transaction involving interstate commerce), this agreement to arbitrate shall nevertheless be enforceable pursuant to applicable State law. While the arbitrators may refer to the Commercial Arbitration Rules of the American Arbitration Association (the "Rules") for guidance with respect to procedural matters, the arbitration proceeding shall not be administered by the American Arbitration Association but instead shall be self-administered by the Parties until the arbitrators are selected and then the proceeding shall be administered by the arbitrators.

          (c) The validity, construction, and interpretation of this agreement to arbitrate, and all procedural aspects of the arbitration conducted pursuant to this agreement to arbitrate, including but not limited to, the determination of the issues that are subject to arbitration (i.e., arbitrability), the scope of the arbitrable issues, allegations of "fraud in the inducement" to enter into this Agreement or this arbitration provision, allegations of waiver, laches, delay or other defenses to arbitrability, and the rules governing the conduct of the arbitration (including the time for filing an answer, the time for the filing of counterclaims, the times for amending the pleadings, the specificity of the pleadings, the extent and scope of discovery, the issuance of subpoenas, the times for the designation of experts, whether the arbitration is to be stayed pending resolution of related litigation involving third parties not bound by this arbitration agreement, the receipt of evidence, and the like), shall be decided by the arbitrators.

          (d) The rules of arbitration of the Federal Arbitration Act, as modified by this Agreement, shall govern procedural aspects of the arbitration; to the extent the Federal Arbitration Act as modified by this Agreement does not address a procedural issue, the arbitrators may refer for guidance to the Commercial Arbitration Rules then in effect with the American Arbitration Association. The arbitrators may refer for guidance to the Federal Rules of Civil Procedure, the Federal Rules of Civil Evidence, and the federal law with respect to the discovery process, applicable legal privileges, and admissible evidence. In deciding the substance of the Parties' Dispute, the arbitrators shall refer to the substantive laws of the State of Delaware for guidance (excluding Delaware's conflict-of-law rules or principles that might call for the application of the law of another jurisdiction). The arbitrators shall have the authority to assess the costs and expenses of the arbitration proceeding (including the arbitrators' fees and expenses) against either or both parties. However, each party shall bear its own attorneys fees and the arbitrators shall have no authority to award attorneys fees.

          (e) When a Dispute has been submitted for arbitration, within 15 days of such submission, Sellers will choose an arbitrator, and Buyer will choose an arbitrator. While the third arbitrator shall be neutral, the two party-appointed arbitrators are not required to be neutral and it shall not be grounds for removal of either of the two party-appointed arbitrators or for vacating the arbitrators' award that either of such arbitrators has past or present minimal relationships with the Party that appointed such arbitrator. Evident partiality on the part of an arbitrator exists only where the circumstances are such that a reasonable person would have to conclude there in fact existed actual bias and a mere appearance or impression of bias will not constitute evident partiality or otherwise disqualify an arbitrator. Minimal or trivial past or present relationships between the neutral arbitrator and the party selecting such arbitrator or any of the other arbitrators, or the failure to disclose such minimal or trivial past or present relationships, will not by themselves constitute evident partiality or otherwise disqualify any arbitrator. Upon selection of the third arbitrator, each of the three arbitrators shall agree in writing to abide faithfully by the terms of this agreement to arbitrate. The three arbitrators shall make all of their decisions by majority vote. If one of the party-appointed arbitrators refuses to participate in the proceedings or refuses to vote, the decision of the other two arbitrators shall be binding. If an arbitrator dies or becomes physically incapacitated and is unable to fulfill his or her duties as an arbitrator, the arbitration proceeding shall continue with a substitute arbitrator selected as follows: if the incapacitated arbitrator is a party-appointed arbitrator, the party shall promptly select a new arbitrator, and if the incapacitated arbitrator is the neutral arbitrator, the two-party appointed arbitrators shall select a substitute neutral arbitrator.

          (f) The final hearing shall be conducted within 60 days of the selection of the third arbitrator. The final hearing shall not exceed ten working days, with each party to be granted one-half of the allocated time to present its case to the arbitrators. There shall be a transcript of the hearing before the arbitrators. The arbitrators shall render their ultimate decision within 20 days of the completion of the final hearing completely resolving all of the Disputes between the parties that are the subject of the arbitration proceeding. The arbitrators' ultimate decision after final hearing shall be in writing, but shall be as brief as possible, and the arbitrators shall assign their reasons for their ultimate decision. In case the arbitrators award any monetary Damages in favor of either party, the arbitrators shall certify in their award that they have not included any Damages prohibited by Article 8.

          (g) The arbitrators' award shall, as between the Parties to this Agreement and those in privity with them, be final and entitled to all of the protections and benefits of a final judgment, e.g., res judicata (claim preclusion) and collateral estoppel (issue preclusion), as to all Disputes, including compulsory counterclaims, that were or could have been presented to the arbitrators. The arbitrators' award shall not be reviewable by or appealable to any court, except to the extent permitted by the Federal Arbitration Act.

          (h) It is the intent of the parties that the arbitration proceeding shall be conducted expeditiously, without initial recourse to the courts and without interlocutory appeals of the arbitrators' decisions to the courts. However, if a party refuses to honor its obligations under this agreement to arbitrate, the other Party may obtain appropriate relief compelling arbitration in any court having jurisdiction over the Parties; the order compelling arbitration shall require that the arbitration proceedings take place in Oklahoma City, Oklahoma, as specified above. The Parties may apply to any court for orders requiring witnesses to obey subpoenas issued by the arbitrators. Moreover, any and all of the arbitrators' orders and decisions may be enforced if necessary by any court.

     The arbitrators' award may be confirmed in, and judgment upon the award entered by, any federal or State court having jurisdiction over the Parties.

          (i) To the fullest extent permitted by law, this arbitration proceeding and the arbitrators award shall be maintained in confidence by the parties. However, a violation of this covenant shall not affect the enforceability of this arbitration agreement or of the arbitrators' award.

          (j) A Party's breach of this Agreement shall not affect this agreement to arbitrate. Moreover, the parties' obligations under this arbitration provision are enforceable even after this Agreement has terminated. The invalidity or unenforceability of any provision of this arbitration agreement shall not affect the validity or enforceability of the Parties' obligation to submit their Disputes to binding arbitration or the other provisions of this agreement to arbitrate.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                     Buyer

                                     Emerging Alpha Corporation

                                     By:        /S/ JERRY W. JARRELL
                                         -----------------------------------
                                         Name:  Jerry W. Jarrell
                                         Title:  Chief Financial Officer

                                     Sellers

                                     Ran Ricks, Jr. 1981 Revocable Trust, Roy W.
                                     Chandler and Art L. Swanson, Co-Trustees


                                     By:        /S/ ART L. SWANSON
                                         -----------------------------------
                                         Art L. Swanson
                                          Co-Trustee


                                     By:        /S/ ART L. SWANSON
                                         -----------------------------------
                                         Art L. Swanson
                                         Attorney-in-Fact for Roy W. Chandler,
                                         Co-Trustee


                                                /S/ ART L. SWANSON
                                         -----------------------------------
                                         Art L. Swanson


                                                /S/ J. W. WALDROP
                                         -----------------------------------
                                         J. W. Waldrop


                                                /S/ JEFFREY E. HENDERSON
                                         -----------------------------------
                                         Jeffrey E. Henderson


                                                /S/ JOSEPH D. VAUGHN
                                         -----------------------------------
                                         Joseph D. Vaughn

                                     DISCOVERY FUND I-90
                                          LIMITED PARTNERSHIP

                                     DISCOVERY FUND II-90
                                          LIMITED PARTNERSHIP

                                     DISCOVERY FUND III-90
                                          LIMITED PARTNERSHIP

                                     By:  Discovery Associates 90, L.P.
                                           as General Partner
                                           By:  Rockefeller & Co., Inc.
                                                as Managing Partner

                                     By:        /S/ JOHN T. LEYDEN
                                         -----------------------------------
                                         Name:  John T. Leyden
                                         Title: Vice President - Treasurer


                                     CITICAP, INC.

                                     By:        /S/ CHEN DING
                                         -----------------------------------
                                         Name:  Chen Ding
                                         Title: President

                                   APPENDIX I

                                   DEFINITIONS

     "Action" means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding.

     "Acquisition Candidate" means (i) any Person engaged in the Relevant Business, or (ii) any project with respect to the Relevant Business, and in either case (A) which was called on by Buyer, any Seller Party, or any of their Affiliates, in connection with the possible acquisition by Buyer, the Company, or any of their Affiliates of that Person or project, or (B) with respect which Buyer, any Seller Party, or any of their Affiliates has made an acquisition analysis.

     "Affiliate" with respect to any specified Person, means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person.

     "Ancillary   Agreements"  means  the  Escrow   Agreement,   the  Employment
Agreements and any other agreements or instruments entered into in connection with the Transactions.

     "Balance Sheet Date" is defined in Section 3.8.

     "Basis" means any past or current fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction about which the relevant Person has Knowledge that forms or could form the basis for any specified consequence.

     "Best Efforts" means the efforts, time, and costs that a prudent Person desirous of achieving a result would use, expend, or incur in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that no such use, expenditure, or incurrence will be required if it would have a Material Adverse Effect on such Person.

     "Breach"  means any  breach,  inaccuracy,  failure to  perform,  failure to
comply,   conflict  with,   default,   violation,   acceleration,   termination,
cancellation, modification, or required notification.

     "Buyer" is defined in the preamble to this Agreement.

     "Buyer Indemnitees" means Sellers and their respective officers, directors, employees, agents, representatives, controlling Persons, stockholders, and Affiliates.

     "Closing" is defined in Section 1.3.

     "Closing Date" is defined in Section 1.3.

     "Commitment" with respect to any Person means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other Contracts that could require such Person to issue any of its Equity Interests, or any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of such Person; (b) statutory pre-emptive rights or pre-emptive rights granted under the applicable Person's Organizational Documents; and (c) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to such Person.

     "Company" is defined in the preamble to this Agreement.

     "Confidential Information" means any non-public and proprietary information concerning the businesses and affairs of Buyer or the Company that, if disclosed to third parties, could cause Damage to Buyer or the Company.

     "Consent" means any consent, approval, notification, waiver, or other similar action that is necessary or convenient.

     "Contract" means any contract, agreement, arrangement, commitment, letter of intent, memorandum of understanding, heads of agreement, promise, obligation, right, instrument, document, or other similar understanding, whether written or oral.

     "Damages" means all damages (including incidental and consequential damages), losses (including any diminution in value), Liabilities, payments, amounts paid in settlement, obligations, fines, penalties, costs, expenses (including reasonable fees and expenses of outside attorneys, accountants and other professional advisors and of expert witnesses and other costs of investigation, preparation and litigation in connection with any Action or Threatened Action) of any kind or nature whatsoever; provided, however, Damages shall not include lost profits, expectancy, or consequential, punitive or exemplary damages unless such items are incurred by an Indemnitee or Indemnitees in connection with a third-party claim for Damages.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement that is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement that is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" is defined in ERISA Section 3(2).

     "Employee Welfare Benefit Plan" is defined in ERISA Section 3(1).

     "Employment Agreements" means the employment Contracts between the Company and each of Jeffrey E. Henderson and Joseph D. Vaughn, in substantially the form of Exhibit C.

     "Encumbrance" means any Order, Security Interest, Contract, easement, covenant, community property interest, equitable interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "Enforceable" - a Contract is "Enforceable" if it is the legal, valid, and binding obligation of the applicable Person enforceable against such Person in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity.

     "Environment" means soil, land surface or subsurface strata, waters (including, navigable ocean, stream, pond, reservoirs, drainage, basins, wetland, ground, and drinking), sediments, ambient air (including indoor), noise, plant life, animal life, and all other environmental media or natural resources.

     "Environmental, Health, and Safety Requirements" means all Orders, Contracts, Laws, and programs (including those promulgated or sponsored by industry associations, insurance companies, and risk management companies) concerning or relating to public health and safety, worker/occupational health and safety, and pollution or protection of the Environment, including those relating to the presence, use, manufacturing, refining, production, generation, handling, transportation, treatment, transfer, storage, disposal, distribution, importing, labeling, testing, processing, discharge, Release, Threatened Release, control, or other action or failure to act involving cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation, each as amended and as now in effect and in effect at Closing.

     "Equity Interest" means (a) with respect to a corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests or other partnership/limited liability company interests, and any Commitments with respect thereto, and (c) any other direct or indirect equity ownership or participation in a Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "Escrow Agent" means The Chase Manhattan Bank or its Affiliate.

     "Escrow Agreement" means the escrow agreement between Buyer, Sellers, and Escrow Agent, in substantially the form of Exhibit B.

     "Fiduciary" is defined in ERISA Section 3(21).

     "Financial Statements" is defined in Section 3.8.

     "Foreign Corrupt Practices Act" means the Foreign Corrupt Practices Act of 1977.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Governmental Authority" means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.

     "Indemnification   Claim"  means  any  claim  for   indemnification  by  an
Indemnitee against an Indemnitor under this Agreement.

     "Indemnitees" means, individually and as a group, the Buyer Indemnitees and the Seller Indemnitees.

     "Indemnitor" means any Person having any Liability to any Indemnitee under this Agreement.

     "Intellectual Property" means all (a) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations relating thereto, (b) trademarks, service marks, trade dress, logos, trade names, and corporate names, and all goodwill associated therewith, together with all translations, adaptations, derivations, and combinations, applications, registrations, and renewals relating thereto, (c) copyrightable works, all copyrights, and all applications, registrations, and renewals relating thereto, (d) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) computer software (including all data and related documentation), (f) other proprietary rights, and (g) copies and tangible embodiments of the foregoing (in whatever form or medium).

     "Interim Balance Sheet" means the balance sheet contained within the Interim Financial Statements.

     "Interim Financial Statements" is defined in Section 3.8.

     "Knowledge" - an individual will be deemed to have "Knowledge" of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter; or (b) such individual would be aware of such fact or matter if he had inquired of the appropriate officers or employees of the Company. A Person other than an individual will be deemed to have "Knowledge" of a particular fact or other matter if (i) any individual who is serving as a director, officer, partner, member, executor, or trustee of such Person (or in any similar capacity) had actual Knowledge of such matter, or (ii) any employee of such Person who is charged with responsibility for a particular area of such Person's operations (e.g., an employee in charge of environmental matters with respect to knowledge of environmental matters), has, or at any time had, Knowledge of such fact or other matter.

     "Law" means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, executive order, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Authority, each as amended and now in effect or in effect at Closing.

     "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, matured or unmatured, conditional or unconditional, latent or patent, accrued or unaccrued, liquidated or unliquidated, or due or to become due.

     "Material Adverse Change (or Effect)" means a change (or effect) in the condition (financial or otherwise), properties, assets, Liabilities, rights, obligations, operations, business, or prospects which change (or effect), individually or in the aggregate, could reasonably be expected to be materially adverse to such condition, properties, assets, Liabilities, rights, obligations, operations, business, or prospects.

     "Most Recent Year End" is defined in Section 3.8.

     "Multiemployer Plan" is defined in ERISA Section 3(37).

     "Order" means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction, or other similar determination or finding by, before, or under the supervision of any Governmental Authority, arbitrator, or mediator.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity, quality and frequency) of the Company or other relevant Person, as the case may be.

     "Organizational Documents" means the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

     "Parties" is defined in the preamble to this Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permit" means any permit, license, certificate, approval, consent, notice,
waiver,  franchise,   registration,  filing,  accreditation,  or  other  similar authorization required by any Law or Governmental Authority.

     "Person" means any individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, labor organization, unincorporated organization, or Governmental Authority.

     "Prohibited Transactions" is defined in ERISA Section 406 and Code Section 4975.

     "Purchase Price" is defined in Section 1.2.



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     "Receivables" means all receivables of the Company, including all Contracts in transit, manufacturers warranty receivables, notes, accounts receivable, trade account receivables, and insurance proceeds receivable.

     "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other release into the Environment.

     "Relevant Business" is defined in Section 5.5(a).

     "Reportable Event" is defined in ERISA Section 4043.

     "Requisite Sellers" means Sellers holding at least a majority in interest of the Shares as set forth in Exhibit A.

     "Schedules" is defined in the preamble to Article 3.

     "Seller" and "Sellers" are defined in the preamble to this Agreement.

     "Seller's Company Representation" is defined in Section 8.1(a).

     "Seller Indemnitees" means (i) Buyer and its officers, directors, employees, agents, representatives, controlling Persons, stockholders and (ii) if the Closing occurs, the Company and any Person who was an officer, director or employee of the Company if such Person at and after the date hereof and the time of Closing is not a Seller or an Affiliate thereof.

     "Sellers' Personal Representation" is defined in Section 8.1(a).

     "Share" means any share of the Common Stock, par value $0.10 per share, of the Company.

     "Subsidiary" is defined in the preamble to this Agreement.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs, duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes required to be filed with any Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

     "Threatened" means a demand or statement has been made (orally or in writing) or a notice has been given (orally or in writing), or any other event has occurred or any other circumstances exist that would lead a prudent Person to conclude that a cause of Action or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     "Threatened Release" means any event that has occurred or other circumstances that exist that could lead a prudent Person to conclude that any Release whether intentional or unintentional, is likely to occur now or in the future.

     "Threshold Amount" is defined in Section 8.5(c).

     "Transactions" means all of the transactions contemplated by this Agreement, including: (a) the sale of the Shares by Sellers to Buyer and Buyer's delivery of the Purchase Price therefor; (b) the execution, delivery, and performance of all of the documents, instruments and agreements to be executed, delivered, and performed in connection herewith, including each Ancillary Agreement; and (c) the performance by Buyer and Sellers of their respective covenants and obligations (pre- and post-Closing) under this Agreement.

     "Transaction Documents" means this Agreement and the Ancillary Agreements.

     "Year 2000 Compliant" means all computer programs, information systems and microchip and microprocessor technologies (imbedded or otherwise) owned, used, under Contract, or relied upon by a Person will accurately process information or other data before, as of, and after December 31, 1999.